UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported)    September 4, 2007

CITY CAPITAL CORPORATION
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

33-5902	22-2774460
(Commission File Number)	(IRS Employer Identification No.)

256 Seaboard Lane, Building E#101 Franklin, TN (Address of principal executive offices)	37067 (Zip Code)

Registrant’s telephone number, including area code    (615) 503 9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers: Election of Directors: Appointment of Principal Officers.

On September 4, 2007, Melissa Grimes resigned as director and officer of the registrant. At the time of her resignation, Mrs. Grimes had no disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices. The registrant has provided Mrs. Grimes with a copy of this current report prior to the filing thereof and informed her that they had the opportunity to provide the registrant with correspondence stating whether each agrees or disagrees with the disclosure contained in this current report which the registrant would also file such correspondence as an exhibit to this current report or an amendment thereto. The written communication received from Mrs. Grimes is an exhibit to this current report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

d)	Exhibits -

17.3	Resignation of Melissa Grimes

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 5, 2007

CITY CAPITAL CORPORATION (Registrant)

/s/ Ephren Taylor Ephren Taylor, Chief Executive Officer